STRONG _________________, INC.
                         -STRONG __________________ FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong _______________, Inc.:

         The undersigned purchaser (the "Purchaser") hereby subscribes to _________ shares (the "Shares") of common stock, $_________ par value (the "Common Stock"), of Strong ____________, Inc. - Strong ____________________ Fund
in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of _________ Dollars ($__________).

         It is understood that a certificate representing the Shares may be issued to the undersigned at the discretion of an officer of the Strong _______________, Inc. any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

         The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

         Dated and effective this ____ day of ______, _______.

                          STRONG _____________________

                                            By: _________________________
                                                  [Name]
                                                  [Title]

                                   ACCEPTANCE

     The foregoing subscription is hereby accepted. Dated and effective as of this ____ day of ________,

                                  STRONG _______________________, INC.
                                  Strong ____________________ Fund


                          By: _________________________
                              [Name]
                              [Title]

                          Attest: _______________________
                                  [Name]
                                  [Title]